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                                                                        EX-10.28


                             DEL LABORATORIES, INC.

                                   ----------

                                 FIRST AMENDMENT

                                TO LOAN AGREEMENT

                                   ----------

      FIRST AMENDMENT, dated as of March 31, 1997 (this "Amendment"), to the Loan Agreement, dated as of May 26, 1993 (the "Loan Agreement"), by and among Del Laboratories, Inc., a Delaware corporation (the "Company"), Jackson National Life Insurance Company, a Michigan insurance corporation and Jackson National Life Insurance Company of Michigan, a Michigan insurance corporation (Jackson National Life Insurance Company and Jackson National Life Insurance Company of Michigan are collectively referred to herein as "Lenders").

                                    RECITALS:

      WHEREAS, the Company has requested that Lenders consent to modify the Loan Agreement in order to increase the ability of the Company to redeem certain of its capital stock; and

      WHEREAS, Lenders have agreed that upon this Amendment becoming effective certain provisions of the Loan Agreement will be amended as provided below;

      NOW, THEREFORE, the parties agree as follows:

      A. Defined Terms. Terms defined in the Loan Agreement and used herein shall have the same meanings given to them in the Loan Agreement.

      B. Amendments to Loan Agreement.

            1. Clause (A) in Section 5.8 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

      "(A) the aggregate amount of all Restricted Payments made during the period commencing on January 1, 1993, and ending on and including the date of any action (the "Computation Period") shall not exceed the sum of

            (1) $6,000,000, plus

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            (2) 50% (or, in the case of a net loss, minus 100%) of Consolidated
      Net Income for the Computation Period, plus

            (3) the amount of the net proceeds, in excess of the first $6,500,000 of net proceeds, received by the Company at any time during the period commencing on January 1, 1997, and ending on and including the date of such Restricted Payment, directly from the issuance of any of the Company's shares of capital stock, including but not limited to the net proceeds received by the Company upon the exercise of any stock options or other rights to purchase capital stock of the Company, less the amount of all outstanding loans and advances made by the Company or any of its Affiliates to employees of the Company or other Persons during such period for the purpose of permitting such Persons to purchase shares or exercise stock options of the Company, and less the amount of all purchases, redemptions and retirements of shares of the Company effected substantially concurrently with the issuance of any shares of the capital stock of the Company during such period which do not qualify as a "Restricted Payment" by virtue of Section (B)(2) of the definition thereof, plus

            (4) the amount of all Restricted Payments made by the Company, up to a maximum of $6,500,000, either directly or indirectly through a registered broker-dealer or an employee stock ownership trust (an "ESOT"), to purchase, repurchase or redeem shares of capital stock of the Company held by employees or former employees of the Company and its Subsidiaries (or their respective heirs, personal representatives, successors or assigns) during the period commencing on October 1, 1996, and ending on and including the date of the Restricted Payment, provided that

                  (a) the total amount of all payments made to, and stock
            purchase made from, Martin E. Revson not exceed $1,500,000 (any excess payment being a prohibited Restricted Payment),

                  (b) any such payment or purchase of capital stock is otherwise made in compliance with the terms of the Loan Agreement, and

                  (c) payments made in cash to any employee or former employee of the Company or any of its Subsidiaries (or to such person's heirs, personal representatives, successors or assigns) in satisfaction of such employee's or former employee's account balances under the Company's ESOT shall not be considered Restricted Payments for purposes of this Agreement provided that such cash payments are made consistent in all respects with the terms of the ESOT and its past practices and are not made for the purpose, directly or indirectly, of purchasing or redeeming capital stock of the Company, and".

            2. Section 5.14 of the Loan Agreement shall be amended by adding the following clause at the end of that Section:


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      "provided, however, that with respect to purchases of shares of the capital stock of the Company from Affiliates, any purchase made for cash at a price not greater than the average daily closing price of such shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the ten business day period immediately preceding the date or the purchase shall be deemed to have been made on an arm's length basis."

      C. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions precedent have been satisfied or waived:

            1. The Company shall have executed and delivered this Amendment to the Lenders.

            2. The Lenders shall have received a Later Date Certificate, dated as of the Amendment Effective Date, signed by the Secretary of the Company, certifying such facts concerning the Company, the incumbency of its officers, and its authority to enter into this Amendment as the Lenders may reasonably require.

            3. The Lenders shall have received the executed legal opinion, dated the Amendment Effective Date, of Zimet, Haines, Friedman & Kaplan, counsel to the Company, or such other law firm as may be acceptable to the Lenders, satisfactory in form and substance to the Lenders, which shall cover such matters incident to this Amendment or the other loan documents as the Lenders may reasonably require.

      D. General.

            1. Representation and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Lenders as of the Amendment Effective Date that:

            (a) No Material Adverse Change or Default. Since May 26, 1993, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company. No Event of Default has occurred and will be continuing after giving effect to this Amendment.

            (b) Corporate Power; Authorization; Enforceable Obligations.

            (i) The Company has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of its obligations under the Loan Agreement, as amended by this Amendment, and the other loan documents, and has taken all


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necessary corporate action to authorize the execution and delivery of this
Amendment and the performance of the loan documents, as so amended.

            (ii) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the loan documents, as amended by this Amendment.

            (iii) When executed and delivered, this Amendment and the Loan Agreement, as amended by this Amendment, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (c) No Legal Bar. The execution and delivery of this Amendment and the performance of the Company's obligations under the loan documents, as amended by this Amendment, will not violate any statute, rule, law, ordinance, regulation or order (statutes, rules, laws, ordinances, regulations and orders are collectively referred to as, "Governmental Rule") applicable to the Company or any material contractual obligation of the Company and will not result in, or require, the creation or imposition of any Encumbrance on any of its properties or revenues pursuant to any such Governmental Rule or contractual obligation which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company.

            (d) Representation and Warranties. The representations and warranties made by the Company in the Loan Agreement and in Exhibit B thereto are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, other than those that relate to an earlier or specific date provided, however, that the Company makes no representation as to the continued accuracy of the information contained in Schedules D-1 through D-8 of the Loan Agreement.

            2. Payment of Expenses. The Company agrees to pay or reimburse Lenders for all of their out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Lenders.

            3. No Other Amendments; Confirmation.


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      (a) Except as expressly amended, modified and supplemented hereby, the provisions of the Loan Agreement and each of the other loan documents are and shall remain in full force and effect. The Company may not rely in any way upon the Lenders' willingness to enter into this Amendment or assume that the Lenders will agree to any future amendment of the Loan Agreement or other loan documents.

      (b) The Company hereby confirms its obligations under the Loan Agreement and acknowledges that it has no defenses, claims or set-offs to the enforcement by the Lenders of any of the Company's stated obligations thereunder.

            4. Governing Law; Counterparts.

            (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal, substantive laws of the State of Illinois without regard to its conflicts of law doctrine.

            (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and with the Lenders. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                     [The next page is the signature page]


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            IN WITNESS HEREOF, the parties hereto have caused this First
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date and year first above written.


                                     DEL LABORATORIES, INC. a Delaware
                                     corporation



                                     By: /s/ Melvyn C. Goldstein
                                        ----------------------------------
                                     Its: Vice President Finance



                                     JACKSON NATIONAL LIFE INSURANCE
                                     COMPANY, a Michigan insurance corporation

                                     By:   PPM America, Inc., its agent


                                           By: /s/ Ben James
                                               -----------------------------
                                           Its: Senior Vice President


                                     Jackson National Life Insurance Company as successor by merger to
                                     JACKSON NATIONAL LIFE INSURANCE COMPANY OF
                                     MICHIGAN, a Michigan insurance
                                     corporation


                                     By:   PPM America, Inc., its agent


                                           By: /s/ Ben James
                                               -----------------------------
                                           Its: Senior Vice President


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